As filed with the Securities and Exchange Act on February 2, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

PIPER JAFFRAY COMPANIES

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	30-0168701 (I.R.S. Employer Identification Number)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

PIPER JAFFRAY COMPANIES AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN
(Full title of the plan)

James L. Chosy
General Counsel and Secretary
Piper Jaffray Companies
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402
(Name and address of agent for service)

(612) 303-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Registered	Offering Price	Aggregate	Registration
to be Registered	(No. of Shares)	Per Share (1)	Offering Price	Fee
Common Stock, par value $.01 per share (and its associated Preferred Share Purchase Rights)	2,118,774	$39.41	$83,490,289	$9,826.81

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant’s Common Stock on February 1, 2005, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,100,000 shares of the Registrant’s Common Stock authorized for issuance under the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Plan”) and 18,774 shares of the Registrant’s Common Stock forfeited by Plan participants and again available for issuance pursuant to the terms of the Plan. Previously, 2,000,000 shares were registered under the Plan pursuant to Registration Statement 333-111665. In accordance with Section E. of the General Instructions to Form S-8, Registration Statement No. 333-111665 is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Piper Jaffray Companies (hereinafter the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

(c)	the description of the Registrant’s common stock and associated preferred share purchase rights contained in the Registrant’s Registration Statement on Form 10 (File No. 001-31720), as amended (declared effective on December 19, 2003), filed pursuant to the Exchange Act and in any registration statement or report filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or in any report filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. In this Registration Statement, the Company refers to these documents, and the documents enumerated above, as the “incorporated documents.”

     Any statement contained in an incorporated document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

          A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

          A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     As permitted by Delaware law, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors to the fullest extent permitted by law. In addition, its certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

     The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

		Method of
Exhibit No.	Description	Filing
4.1	Form of Specimen Certificate for Piper Jaffray Companies Common Stock	(1)

4.2	Amended and Restated Certificate of Incorporation	(2)

4.3	Amended and Restated Bylaws	(3)

4.4	Rights Agreement dated as of December 31, 2003 between Piper Jaffray Companies and Mellon Investor Services LLC, as Rights Agent	(4)

4.5	Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan	(5)

5.1	Opinion of Faegre & Benson LLP, independent legal counsel, regarding the due authorization and valid issuance of the shares of common stock, with consent to use	Filed Herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed
		Herewith

Method of
Exhibit No.	Description	Filing
23.2	Consent of Ernst & Young LLP	Filed
Herewith

23.3	Consent of Company Counsel (see Exhibit 5.1)	Filed
Herewith

24.1	Power of Attorney	Filed
Herewith

(1)	Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(3)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(4)	Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(5)	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-K for the fiscal quarter ended June 30, 2004, filed with the Commission on August 4, 2004, and incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

* * *

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Piper Jaffray Companies certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hennepin, and the State of Minnesota, on this 2nd day of February, 2005.

PIPER JAFFRAY COMPANIES
(Registrant)

By:	/s/ Andrew S. Duff

Name: Andrew S. Duff
Title: Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on February 2, 2005.

Signature	Title
Chairman and Chief Executive Officer
/s/Andrew S. Duff	(Principal Executive Officer)
Andrew S. Duff

Chief Financial Officer
/s/ Sandra G. Sponem	(Principal Financial and Accounting Officer)
Sandra G. Sponem

*	Vice Chairman
Addison L. Piper

*	Director
Michael R. Francis

Signature	Title
Director

B. Kristine Johnson

*	Director
Samuel L. Kaplan

*	Director
Frank L. Sims

*	Director

Richard A. Zona

*	James L. Chosy, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an exhibit to this Registration Statement.

/s/ James L. Chosy

By:	James L. Chosy
Attorney-in-Fact

EXHIBIT INDEX

		Method of
Exhibit No.	Description	Filing
4.1	Form of Specimen Certificate for Piper Jaffray Companies Common Stock	(1)

4.2	Amended and Restated Certificate of Incorporation	(2)

4.3	Amended and Restated Bylaws	(3)

4.4	Rights Agreement dated as of December 31, 2003 between Piper Jaffray Companies and Mellon Investor Services LLC, as Rights Agent	(4)

4.5	Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan	(5)

5.1	Opinion of Faegre & Benson LLP, independent legal counsel, regarding the due authorization and valid issuance of the shares of common stock, with consent to use	Filed Herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed
		Herewith

23.2	Consent of Ernst & Young LLP	Filed
		Herewith

23.3	Consent of Company Counsel (see Exhibit 5.1)	Filed
		Herewith

24.1	Power of Attorney	Filed
		Herewith

(1)	Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(3)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(4)	Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.

(5)	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-K for the fiscal quarter ended June 30, 2004, filed with the Commission on August 4, 2004, and incorporated herein by reference.